UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

G1 THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38096	26-3648180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive
Suite 200
Research Triangle Park, NC	27709
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on August 6, 2024, G1 Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pharmacosmos A/S, a Danish Aktieselskab (“Parent”), and Parent’s indirect wholly owned subsidiary, Genesis Merger Sub, Inc., a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at a price of $7.15 per Share, net to the seller in cash, without interest and subject to any applicable withholding of taxes (the “Offer Price”).

The Offer and related withdrawal rights expired at one minute after 11:59 p.m., New York City time, on September 17, 2024 (such time, the “Expiration Time”). Computershare Trust Company, N.A., in its capacity as the depositary for the Offer, has advised that, as of the Expiration Time, 39,486,447 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 74.64% of the total number of Shares outstanding at the Expiration Time. As each of the conditions of the Offer was satisfied, on September 18, 2024, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on September 18, 2024, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly owned subsidiaries, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) was cancelled and converted into the right to receive $7.15 in cash, without interest and subject to any withholding of taxes required by applicable law (the “Merger Consideration”). As a result of the Merger, the Company became an indirect wholly owned subsidiary of Parent. The aggregate consideration paid by Purchaser in the Offer and the Merger to acquire the Shares was approximately $405 million.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each option to purchase Shares granted under the Company’s equity incentive plans (each such option to purchase Shares, a “Company Stock Option”) (or portion thereof) that was outstanding immediately prior to the Effective Time became fully vested and was cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest and less applicable tax withholdings) equal to the product of (x) the total number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Offer Price over the applicable exercise price per Share under such Company Stock Option. Any out-of-the-money Company Stock Options were cancelled without any consideration paid in respect thereof.

Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each restricted stock unit and deferred stock unit in respect of Shares granted under the Company’s equity incentive plans (or portion thereof) that was outstanding immediately prior to the Effective Time became fully vested and was cancelled at the Effective Time and converted into the right to receive an amount in cash (without interest and less applicable tax withholdings) equal to (x) the total number of Shares subject to (or deliverable under) such Company restricted stock unit or deferred stock unit immediately prior to the Effective Time (assuming, in the case of performance-based restricted stock units, that 100% performance is achieved) multiplied by (y) the Offer Price.

The foregoing summary of the principal terms of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 18, 2024, in connection with the consummation of the Merger, the Company repaid in full all outstanding obligations due under its Loan and Security Agreement, dated May 29, 2020, by and between the Company, Hercules Capital, Inc., as administrative agent and collateral agent, and the lenders party thereto (the “Lenders”) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), and all agreements related thereto have been terminated, and all necessary filings will be completed in accordance with the terms of the Loan Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 2.01.

On September 18, 2024, Purchaser irrevocably accepted for payment all Shares validly tendered pursuant to the Offer and not validly withdrawn as of the expiration of the Offer. On September 18, 2024, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the stockholders of the Company required to consummate the Merger. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent. The aggregate consideration paid by Purchaser in the Offer and the Merger to acquire the Shares was approximately $405 million. Parent provided Purchaser with the necessary funds to fund the Offer and the Merger from its cash on hand and borrowings under its existing credit facilities. Information regarding such borrowings has been previously disclosed in Section 9—“Source and Amount of Funds” of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the Securities and Exchange Commission (the “SEC”) on August 20, 2024, as subsequently amended, which section is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On September 18, 2024, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on September 18, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The disclosure under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the consummation of the Offer, there was a change in control of the Company, and Parent, as the parent of Purchaser, acquired control of the Company. At the Effective Time, the Company became an indirect wholly owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, and effective at the Effective Time, each of John E. Bailey, Jr., Cynthia L. Flowers, Jacks Lee, Glenn P. Muir, Garry A. Nicholson, Alicia Secor and Norman E. Sharpless, M.D. resigned as directors of the Company and members of any committee of the Company’s board of directors.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the director of Purchaser, Josh Franklin, became the director of the Company at the Effective Time.

As of the Effective Time, each of John E. Bailey, Jr., Mark Avagliano, Rajesh K. Malik, M.D., Terry L. Murdock, and John W. Umstead V ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, Mr. Franklin, as Chief Executive Officer and President of Purchaser immediately prior to the Effective Time, became the Chief Executive Officer and President of the Company.

Information regarding Mr. Franklin has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on August 20, 2024, as subsequently amended, which schedule is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01 Other Information.

On September 18, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 6, 2024, by and among the Company, Parent and Purchaser (incorporated herein by reference to Exhibit 2.1 to G1 Therapeutics, Inc.’s Form 8-K (File No. 001-38096), filed August 7, 2024).

3.1	Amended and Restated Certificate of Incorporation of G1 Therapeutics, Inc.

3.2	Amended and Restated Bylaws of G1 Therapeutics, Inc.

99.1	Joint Press Release, dated September 18, 2024, issued by the Company and Parent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G1 Therapeutics, Inc.

By:	/s/ John E. Bailey, Jr.
John E. Bailey, Jr.
Chief Executive Officer

Date: September 18, 2024

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